                                                                    Exhibit 4.1









                    THE 1993 INCENTIVE PLAN OF FUEL-TECH N.V.

                 (As amended and approved through June 3, 2004)

                    THE 1993 INCENTIVE PLAN OF FUEL-TECH N.V.


1.       Purpose and Effective Date

         The purpose of this 1993 Incentive Plan of Fuel-Tech N.V., a Netherlands Antilles corporation ("the Corporation") is to further the interests of the Corporation and its shareholders by providing incentives in the form of awards to such directors, officers, employees, consultants or advisors to the Corporation or any of its Subsidiaries as the directors shall determine are key to the continued success and profitability of the Corporation. The Plan is intended to retain Participants with significant training, experience and ability; to attract new Participants whose services are considered valuable; and to encourage such Participants to acquire a proprietary interest in the Corporation. So that the maximum incentive can be provided each Participant in the Plan by granting to such participant an Award best suited to the circumstances, the Plan provides for granting, Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Performance Awards, Bonuses, Other Awards, or any combination of the foregoing.

         This Plan, as amended, shall become effective upon its adoption by the Board, subject to approval within one (1) year of such adoption by the Corporation's shareholders, and shall remain effective until terminated by resolution of the Board.

2.       Definitions

         As used in this Plan:

         (1) "Award" means the grant hereunder or previously by Fuel Tech, Inc., a subsidiary of the Company, of any form of Option, Stock Appreciation Right, Restricted Share, Performance Award, Other Award, Bonus, or any other form of Share based or non-Share based Award.

         (2) "Award Agreement" means a written agreement between the Corporation and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

         (3) "Beneficiary" means, where a Participant is with respect to any Award not forfeitable by its terms on the death of the Participant entitled to any unpaid portion thereof, such person or persons entitled thereto under the Participant's will or under the laws of descent and distribution.

         (4) "Board" means the Board of Directors of the Corporation.

         (5) "Bonus" means any payment under Section 6.5.

         (6) "Change in Control" has the meaning set forth in Section 8.

         (7) "Code" means the United States Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

         (8) "Committee" means the Committee of the Board or any successor committee as described in Section 3.1, or, if there shall be no such Committee, the Board.

         (9) "Corporation" means Fuel-Tech N.V., a Netherlands Antilles corporation.

         (10) "Director Option" means an Option granted pursuant to Section 6.1(i).

         (11) "Employee" means any individual who is a salaried employee on the payroll of the Corporation or any of its Subsidiaries.

         (12) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

         (13) "Fair Market Value Per Share" in reference to the common stock of the Corporation means on any date the average of the high and low sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market or reporting service in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value Per Share shall be the value established by the Board or Committee in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

         (14) "Incentive Stock Option" means a stock option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

         (15) "Nonemployee Director" means a director of the Corporation who is a "nonemployee director" within the meaning of Rule 16b-3.

         (16) "Non-Qualified Stock Option" means a stock option which is not an Incentive Stock Option within the meaning of Section 422 of the Code.

         (17) "Option" means an Award to purchase Shares granted pursuant to
Section 6.1.

         (18) "Participant" means any director, officer, employee, consultant or advisor of the Corporation or any of its Subsidiaries who is granted an Award under this Plan. Except that consultants and advisors shall not include those rendering services in connection with the offer or sale of the Corporation's securities in a capital raising transaction.

         (19) "Performance Award" has the meaning described in Section 6.4.

         (20) "Plan" means this 1993 Incentive Plan of Fuel-Tech N.V., as amended from time to time.

         (21) "Restricted Shares" means Shares which have certain restrictions attached to the ownership thereof, which may be issued under Section 6.3.

         (22) "Retirement" or "Retires" means termination of a Participant's employment with the Corporation and its Subsidiaries by retirement under the normal, mandatory, early and applicable age plus service or other provision of the applicable retirement plan of the Corporation or a Subsidiary, or, if there shall be no such plan or plans, then under such procedures as the Corporation or its Subsidiaries may from time to time establish.

         (23) "Rule 16b-3" means such rule as promulgated by the Securities and Exchange Commission under the Exchange Act as now in force or as such regulation or successor regulation shall be hereafter amended.

         (24) "Shares" mean shares of common stock of the Corporation.

         (25) "Share Unit" means the right to receive a payment equivalent in value to one Share on the date of payment.

         (26) "Stock Appreciation Right" means a right which may be issued under
Section 6.2, the value of which is determined relative to the appreciation in value of Shares.

         (27) "Subsidiary" means any entity, incorporated or otherwise, of which the Corporation owns directly or indirectly at least fifty percent (50%) of the stock or interests therein.

         (28) "Ten-Percent Stockholder" means a Participant, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Corporation.

         (29) "Totally Disabled" means a condition of a Participant found by a qualified physician selected by the Corporation to be that as described in
Section 22(e)(3) of the Code or as such Section or successor section shall be hereafter amended.

         3.       Administration

                  3.1      Committee

                  (a) The Plan shall be administered by either the Board or by a Committee, which shall consist of at least two (2) directors of the Corporation; provided, however, that in the case of a Committee of less than the entire Board, each member shall be a Nonemployee Director. The Board may remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board.

                  (b) To the extent permitted by Section 13.3 and subject to
         Section 6.1(i), the Board or Committee is authorized to (i) determine the persons who shall be Participants in the Plan and which Awards shall be granted to Participants, (ii) establish, amend and rescind rules, regulations and guidelines relating to the Plan as it deems appropriate, (iii) interpret and administer the Plan, Awards and Award Agreements, (iv) establish, modify and terminate terms and conditions of Award Agreements, (v) grant waivers and accelerations of Plan, Award and Award Agreement restrictions and (vi) take any other action necessary for the proper administration and operation of the Plan.

                  (c) The Board or Committee may designate persons and entities other than its members, including but not limited to, any successor committee, the Chief Executive officer, and the Corporate Secretary, to carry out any of its responsibilities under and described in this Plan, under such conditions or limitations as the Board or Committee may establish, other than its authority with regard to participants who are subject to Section 16 of the Exchange Act.

         3.2      Effect of Determinations

         Determinations of the Board or Committee and its designees shall be final, binding and conclusive on the Corporation, its stockholders, Employees and Participants. No member of the Board or Committee or any of its designees shall be personally liable for any action or determination made in good faith with respect to this Plan, any award, or any Award Agreement.

4.       Eligibility

         Persons eligible for Awards under this Plan shall consist of key, managerial and other directors, officers, employees, consultants or agents of the Corporation or its Subsidiaries who possess valuable experience and skills and have contributed, or can be expected to contribute, materially to the success and profitability of the Corporation. The Board or Committee shall determine which persons shall be Participants, the types of Awards to be made to Participants and the terms, conditions and limitations applicable to the Awards.

5.       Shares Subject to This Plan

         5.1      Maximum Number of Shares

         The maximum number of Shares available for Awards under this Plan at any time shall be twelve and one-half percent (12.5%) of the total number of Shares then considered to be outstanding on a fully diluted basis, less the sum of that number of Shares as shall then be subject to outstanding Awards by the Corporation hereunder or under any other plans or arrangements of the Corporation or of Fuel Tech, Inc. "Fully diluted" shall mean on a share for share basis rather than on a "Treasury" basis, including Shares reserved for issuance under stock option Awards, warrants or convertible securities, if any. Any and all such Shares may be issued in respect of any of the types of Awards. The maximum number of Shares that may be the subject of Incentive Stock Options granted under the Plan may not exceed three million (3,000,000) Shares. Upon a change in capitalization, the maximum number of Shares referred to in this
Section 5.1 shall be adjusted in number and kind pursuant to Section 7. The Corporation shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Corporation's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

         5.2      Share Accounting

         Shares related to Awards that are forfeited, terminate, expire unexercised, exchanged, settled in cash in lieu of Shares or settled in such other manner so that a portion or all of the Shares included in an Award are not issued to a Participant shall be available for other Awards. Any Shares not so used shall be available for further Awards. Shares issued under this Plan shall be authorized and unissued Shares or Shares reacquired by the Corporation, as determined by the Committee. No fractional Shares shall be issued under this Plan.

6.       Awards

         Awards may include, but are not limited to, those described in this
Section 6. Awards may be granted singly, in combination, or in tandem with other Awards. Subject to the other provisions of this Plan, Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan and any other plan of the Corporation, including any plan of any acquired entity and for the benefit of any present or former director, officer, consultant or agent of such acquired entity. Subject to the terms of the Awards described in this Section 6 and the related Award Agreement, the form of payment for Awards may be in cash, in Shares, in Share Units, or such other form as determined by the Board or the Committee, and may be made partly in one form and partly in one or more other forms, all as determined by the Committee. Except as otherwise provided in this Plan, Awards shall be evidenced by Award Agreements, the terms of which other than a Director Option may be amended or accelerated by the Board or Committee following the grant of any Award and need not be uniform among Participants. Except as otherwise provided in this Plan, Awards shall be granted for such minimum consideration as is required by applicable law, rules and regulations, including without limitation, the then applicable Rule 16b-3, and such additional consideration, if any, as may be determined by the Committee.

         6.1      Options

         Non-Qualified and Incentive Stock Options may be granted under this Plan from time to time. Director Options shall be granted under this Plan only at such times as provided below. Subject to Sections 6.1(h) and 6.1(i), Options shall be granted upon the following terms and conditions with such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Board or Committee in its discretion shall deem desirable:

                  (a) No Option shall be exercisable after the expiration of ten
         (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder); provided, however, that if a Director or Participant dies, his or her non-qualified stock option shall remain exercisable for one (1) additional year beyond the ten year term, if such term shall expire within one (1) year of death.

                  (b) The option price per Share for all Options shall be not less than one hundred per cent (100%) of the Fair Market Value Per Share on the date the Option is granted (one hundred ten percent (110%) in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

                  (c) Award Agreements for Options shall conform to the requirements of this Plan, and other than with respect to Director Options may contain such other provisions as the Committee shall deem advisable.

                  (d) Award Agreements for Options shall specify when an Option may be exercisable. An Option may be exercised, in whole or in part, by giving written notice of exercise to the Corporation specifying the number of Shares to be purchased. Shares purchased upon exercise of an Option shall be paid for in full at the time the Option is exercised in cash or in Shares. Payment may also be made in any other manner or form approved by the Board or Committee, consistent with applicable law, regulations and rules.

                  (e) A holder of an Option shall have no rights as a stockholder with respect to any Shares covered by such Option unless and until the date of the issuance of the stock certificate for such Shares.

                  (f) (i) If, after completion of any required period of continuous employment in order to exercise an Option as provided in an Award Agreement, a Participant dies while employed by the Corporation or its Subsidiaries, such Option shall be exercisable by the Beneficiary thereof, but after the date of death of the Participant only within the period specified in the Award Agreement which shall not be later than the expiration date of the Option as extended under ss.6.1(a), above.

                           (ii) Following the death of a Participant, the Board or Committee may at its discretion, upon the request of such Participant's Beneficiary who holds an exercisable Option and in consideration of the surrender of such Option, pay the amount by which the Fair Market Value Per Share on the date of such request shall exceed the Option price per Share multiplied by the number of Shares as to which the request was made.

                  (g) If, after completion of any required period of continuous employment in order to exercise an Option as provided in an Award Agreement, a Participant is Totally Disabled or Retires, such Option shall be exercisable by the Participant, but only within the period specified in the Award Agreement.

                  (h) Incentive Stock Options.

                           (i) Each Incentive Stock Option shall not have an aggregate Fair Market Value Per Share (determined for each Incentive Stock Option at its grant date) of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other employee stock option plan of the Corporation or any of its Subsidiaries ("Other Plans")), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000;

                           (ii) To the extent that the aggregate Fair Market Value Per Share of stock with respect to which Incentive Stock Options granted under the Plan and any Other Plans are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Non-Qualified Stock Options to the extent necessary so that such aggregate Fair Market Value Per Share of stock does not exceed $100,000. For purposes of the foregoing sentence, Incentive Stock Options shall be treated as Non-Qualified Stock Options according to the order in which they were granted such that the most recently granted Incentive Stock Options are first treated as Non-Qualified Stock Options.

                           (iii) Each Incentive Stock Option shall require the Participant to notify the Board or Committee of any disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

                  (i) Director Options. The following provisions shall apply to each Director Option granted under the Plan:

                           (a) Each individual who is a director of the Corporation and who is not an employee of the Corporation or any of its Subsidiaries shall be granted a Director Option in respect of 10,000 Shares on the first business day after the annual meeting of the stockholders of the Corporation in each year that the Plan is in effect, provided that the individual is a director of the Corporation on such date.

                           (b) Each Director Option shall become fully vested and exercisable upon grant with respect to one-hundred percent (100%) of the Shares subject thereto.

                           (c) Each Director Option shall terminate on such date or under such circumstances as may be provided in the respective Award Agreement, but no later than the date which is the tenth anniversary of the date of grant.

         6.2      Stock Appreciation Rights

         Stock Appreciation Rights may be granted under this Plan from time to time. If Stock Appreciation Rights are granted they shall be upon the following terms and conditions, and such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Board or Committee in its discretion shall deem desirable:

                  (a) A Stock Appreciation Right may be granted in tandem with part or all of, in addition to, or completely independent of, an Option or any other Award under this Plan. A Stock Appreciation Right issued in tandem with an Option may be granted at the time of grant of the related Option or at any time thereafter during the term of the Option.

                  (b) Award Agreements for Stock Appreciation Rights shall conform to the requirements of this Plan and may contain such other provisions (including but not limited to, the permitted form of payment for the exercise of the Stock Appreciation Right, the requirement of employment for designated periods of time prior to exercise and the ability of the Board or Committee to revoke Stock Appreciation Rights which are issued in tandem with Options without compensation to the Participant) as the Board or Committee shall deem advisable.

                  (c) Stock Appreciation Rights issued in tandem with Options shall be subject to the following:

                           (i) Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate shall be exercisable.

                           (ii) Upon exercise of Stock Appreciation Rights the holder thereof shall be entitled to receive a number of Shares equal in aggregate value to the amount by which the Fair Market Value Per Share on the date of such exercise shall exceed the Option price per Share of the related Option, multiplied by the number of Shares in respect of which the Stock Appreciation Rights shall have been exercised.

                           (iii) All or any part of the obligation arising out of an exercise of Stock Appreciation Rights may, at the discretion of the Board or Committee, be settled by the payment of cash equal to the aggregate value of the Shares (or a fraction of a Share) that would otherwise be delivered under Section 6.2(c)(ii).

                           (iv) Upon exercise of Stock Appreciation Rights the unexercised tandem Options of the Participant shall automatically terminate upon the exercise of such Stock Appreciation Rights.

                           (v) Stock Appreciation Rights issued in tandem with Options shall automatically terminate upon the exercise of such Options.

         6.3      Restricted Shares

         Awards of Restricted Shares may be granted under this Plan from time to time. If Awards of Restricted Shares are granted they shall be upon the following terms and conditions and such additional terms and conditions, not inconsistent with the express provisions of this Plan, as the Committee in its discretion shall deem desirable:

                  (a) Restricted Shares are Shares which are subject to such terms, conditions and restrictions as the Board or Committee deems appropriate, which may include restrictions upon the sale, assignment, transfer or other disposition of the Restricted Shares and the requirement of forfeiture of the Restricted Shares upon termination of employment under certain specified conditions. The Board or Committee may condition the lapsing of restrictions on part or all of an Award of Restricted Shares upon the attainment of specific performance goals or such other factors as the Board or Committee may determine. Awards of Restricted Shares may be granted for no cash consideration or for such minimum consideration as may be required by applicable law.

                  (b) Award Agreements for Restricted Shares shall conform to the requirements of this Plan, and may contain such other terms and conditions (including but not limited to, a description of a period during which the Participant may not transfer the Restricted Shares and limits on encumbering the Restricted Shares during such period) as the Board or Committee shall deem desirable. To the extent permitted by
         Section 13.3 hereof, the Board or Committee may provide for the lapse of any such term or condition in installments and may accelerate or waive any such term or condition in whole or in part, based on service, performance and/or such other factors or criteria as the Board or Committee may determine.

                  (c) Award Agreements for Restricted Shares shall provide that the stock certificates representing Restricted Shares shall be legended, that the stock certificates shall be held by a custodian, or that there be other mechanisms for maintaining control by the Corporation of the Restricted Shares until the restrictions thereon are no longer in effect. After the lapse, waiver or release of the restrictions imposed pursuant to the Award Agreement on any Restricted Shares, the Corporation shall cause to be issued in the Participant's name a stock certificate evidencing the Restricted Shares with respect to which the restrictions have lapsed or been waived or released, free of any legend, and shall cause such stock certificate to be delivered to the Participant.

                  (d) Except as otherwise provided in this Plan or in the Award Agreement, the Participant shall have, with respect to Awards of Restricted Shares, all of the rights of a shareholder of the Corporation, including the right to vote the Restricted Shares and the right to receive any cash or stock dividends on such Restricted Shares. The Board or Committee may provide that the payment of cash dividends shall or may be deferred. Any reinvestment of deferred cash dividends shall be as determined by the Board or Committee. Stock dividends issued with respect to Restricted Shares shall be Restricted Shares and shall be subject to the same terms, conditions and restrictions that apply to the Restricted Shares with respect to which such dividends are issued. Any additional Shares issued with respect to cash or stock dividends shall not be counted against the maximum number of Shares for which Awards may be granted under this Plan as set forth in Section 5.

                  (e) If the employment of a Participant is terminated prior to the lapse of restrictions on Restricted Shares because the Participant dies or becomes Totally Disabled, the restrictions on all Restricted Shares awarded to a Participant shall lapse on the date of such termination.

         6.4      Performance Awards

         Performance Awards may be granted under this Plan from time to time. If Performance Awards are granted they shall be upon the following terms and conditions and such additional terms and conditions, not inconsistent with the express provisions of this Plan, as the Board or Committee in its discretion shall deem advisable:

                  (a) Performance Awards are Awards which are based upon the long-term performance of all or a portion of the Corporation or which are based upon the long-term individual performance of a Participant. Performance Awards may be in the form of performance units, performance shares and such other forms of Performance Awards which the Board or Committee shall determine to be desirable. Performance Awards are Awards which are granted to participants contingent upon (i) the future performance of all or a portion of the Corporation which may include, without limitation, performance relative to a group of companies in the same or related industries, achievement of specific business objectives, growth rates or profitability or earnings goals (in respect of, for example, Share price, return on equity or return on assets) and such other measurements as the Board or Committee determines to be appropriate, (ii) the future performance of a Participant, which may include, without limitation, attainment of specified goals and objectives and such other measurements as the Board or Committee determines to be appropriate, (iii) the future performance of a combination of all or a portion of the Corporation and a Participant, or (iv) such other measurements and criteria as may be considered appropriate by the Board or Committee. Performance Awards may contain multiple performance measurements.

                  (b) Award Agreements for Performance Awards shall conform to the requirements of this Plan and may contain such other terms and conditions as the Board or Committee shall deem desirable, including but not limited to, applicable performance measurements, a description of whether performance measurements are to be used singly or in combination, a description of whether different performance measurements may be used for different performance periods, the length of performance periods, the ability of the Board or Committee to amend and adjust measurements, payouts and performance periods of performance Awards and any requirements of employment during performance periods.

                  (c) Award Agreements for Performance Awards shall provide for a required minimum period of continuous employment during a performance period of a Performance Award. If such minimum period of continuous employment shall have elapsed, the Award Agreement may provide, or the Board or Committee may determine, the portion of the payment of the Performance Award which Participant or the Participant's beneficiary, as applicable, is to receive at the end of the performance period.

         6.5      Bonuses

                  Bonuses may be granted under this Plan from time to time on an annual or one-time basis. The amount of Bonuses which may be awarded shall be as determined by the Board or Committee. The Board or Committee may establish a basis upon which aggregate Bonus expenditures for any year shall be determined, which may include measurements of financial performance of the Corporation or of a unit or department thereof, relative performance of the Corporation or of a department thereof within the same or related industries, competitive compensation considerations and other measurements and criteria.

                  (a) Each Bonus may be made at the discretion of the Board or Committee either in cash, in Shares, in Share Units, or in another form as determined by the Board or Committee and may be made partly in one form and partly in one or more other forms. In the case of an Award of a Bonus in Shares or Share Units, the number shall be determined by using the Fair Market Value Per Share on the date of the Award of the Bonus.

                  (b) The payment of any Bonus shall be subject to such obligations or conditions as the Board or Committee may specify in making or recommending the Award of the Bonus, but Bonuses need not be evidenced by Award Agreements.

                  (c) When payment of all or part of a Bonus is deferred in the form of Shares or Share Units, the account of the Participant to whom the Bonus was made will be credited with an amount per Share equal to the dividends payable on each issued and outstanding Share ("dividend equivalents"). Amounts thus credited shall, in the discretion of the Board or Committee, either:

                           (i) be paid in cash as and when each such credit
shall be made, or

                           (ii) be credited in Shares or Share Units, with the number determined by using the Fair Market Value Per Share on the date of the dividend payment and delivered in such form and at such time or times as may be determined by the Committee.

                  (d) When payment of all or part of a Bonus is deferred in cash, the Committee may provide that the account of the Participant to whom the Bonus was made shall be credited with amounts equivalent to interest ("interest equivalents"). Amounts thus credited shall be at the rate determined by the Committee.

                  (e) Any Bonus payable in Shares may, in the discretion of the Board or Committee, be paid in cash, on each date on which payment in Shares would otherwise have been made, in an amount equal to the Fair Market Value Per Share on each such date, multiplied by the number of Shares which would otherwise have been paid on such date.

                  (f) Bonuses may be awarded in Share Units in accordance with the following terms and conditions and such other terms and conditions as the Board or Committee may impose:

                           (i) The number of Share Units awarded with respect to any Bonus shall be the number determined by using the Fair Market Value Per Share on the date of the Award of the Bonus.

                           (ii) Any Bonus made in Share Units may, in the discretion or on the recommendation of the Board or Committee, be paid in Shares on each date on which payment in cash would otherwise be made.

                  (g) In lieu of the foregoing forms of payment of Bonuses, the Board or Committee may specify or recommend any other form of payment which it determines to be of substantially equivalent economic value to the cash value of the Bonus including, without limitation, forms involving payments to a trust or trusts for the benefit of one or more Participants.

                  (h) Each payment of a Bonus that is to be made in cash shall be from the general funds of the Corporation or its respective subsidiary or affiliate, as the case may be.

                  (i) In the event of the death of a Participant to whom a Bonus is to be or shall have been made, the Bonus or any portion thereof remaining unpaid shall be paid to such Participant's Beneficiary under the Participant's will or pursuant to the relevant laws of descent and distribution.

         6.6      Other Awards

                  (a) The Board or Committee may grant other Share based Awards under this Plan, including without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Share Units, securities convertible into Shares and dividend equivalents. The Board or Committee shall determine the terms and conditions of such other Share based Awards. Shares issued in connection with such other Share based Awards shall be issued for such minimum consideration as shall be required by applicable law, rules and regulations, including the then applicable Rule 16b-3, and such additional consideration, if any, as may be determined by the Board or Committee.

                  (b) The Board or Committee may also grant other non-Share based Awards under this Plan and shall determine the terms and conditions of such other non-Share based Awards in tandem or combination with other Awards or each other, in exchange of other Awards, or in tandem or combination with, or as alternatives to grants or rights under any other employee plan of the Corporation, including any plan of any acquired entity. The Board or Committee shall have the authority to determine the Participants for such Awards and all other terms and conditions of such other Awards. No amendment of this Plan is required for the creation of another type of Award.

7.       Adjustments Upon Changes in Capitalization

                  (a) Subject to any required action by the Corporation's stockholders, in the event of a reorganization, recapitalization, stock split, stock dividend, exchange of Shares, combination of Shares, merger, consolidation or any other change in corporate structure of the Corporation affecting the Shares, or in the event of a sale by the Corporation of all or a significant part of its assets, or any distribution to its shareholders other than a normal cash dividend, the Board or Committee may make appropriate adjustment in the number, kind, price and value of Shares authorized by this Plan and any adjustments to outstanding Awards as it determines appropriate so as to prevent dilution or enlargement of rights.

                  (b) The existence of an Award under this Plan shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks, or loan notes ahead of or affecting the Stock or rights thereunder or convertible thereto, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

8.       Change in Control

         8.1      Definition of Change in Control

         A "Change in Control" shall be deemed to have occurred if any one or more of the events described in paragraphs (a), (b) or (c) below occurs.

                  (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (including any group of persons with which any person or its affiliates or associates, as such terms are defined in Rule 12b-2 under the Exchange Act has any agreement, arrangement or understanding, oral or written, regarding the acquiring, holding, voting or disposing of any of the Corporation's securities, but excluding a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation) (i) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing fifty one percent (51%) or more of the combined voting power of the Corporation's then outstanding securities (hereinafter referred to as an "Acquiring Person"); or

                  (b) In any two (2) year period persons being a majority of the Board shall cease to be so unless the nomination of the new directors during such period was approved by at least a majority of the directors then still in office who were directors at the beginning of the period; or

                  (c) A consolidation or merger or "Business Combination," as that term is defined as of the effective date of this Plan in Section 203(c)(3) of The General Corporation Law of Delaware, of the Corporation shall occur (with the term "interested shareholder" as used in that Section being deemed to refer to an Acquiring Person) in which the Corporation is not the surviving Corporation and pursuant to which the Corporation's Shares are converted to cash, securities or other property but not a consolidation or merger or Business Combination where shareholders of the Corporation prior to the Business Combination have substantially the same proportionate ownership in a business entity after the consolidation or merger or Business Combination; or

                  (d) The shareholders of the Corporation shall approve any plan for liquidation or dissolution of the Corporation not otherwise involving a transaction where shareholders of the Corporation prior to the transaction have substantially the same proportionate ownership of a business entity after the transaction.

                  (e) In no event, however, shall a Change in Control be deemed to have occurred with respect to a Participant, if that Participant is part of an Acquiring Person which consummates the Change in Control transaction. A Participant shall be deemed "part of an Acquiring Person" for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the Acquiring Person (except for (i) passive ownership of less than three percent (3%) of the securities of the Acquiring Person; or (ii) ownership of equity participation in the Acquiring Person which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested "Continuing Directors"). For purposes of this Section 8.1, "Continuing Directors" means those directors (x) who were directors of the Board immediately prior to the Change in Control transaction ("Incumbent Directors") and
         (y) whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the Incumbent Directors.

         8.2      Effect of Change in Control

         Upon the occurrence of an event of Change in Control, unless otherwise with respect to any Award specifically prohibited by the terms of the second paragraph of Section 6:

                  (a) Any and all Options and Stock Appreciation Rights shall become immediately exercisable.

                  (b) Any restriction periods and restrictions imposed on Restricted Shares (except such as may be required by relevant securities laws) shall lapse, and within ten (10) business days after the occurrence of a Change in Control, the stock certificates representing Restricted Shares, without any restrictions or legend thereon (except a legend as may be required by relevant securities laws), shall be delivered to the applicable Participants;

                  (c) The goal, objective, target value or the like, attainable under all Performance Awards shall be deemed to have been fully earned for the entire performance period as of the effective date of the Change in Control, except that all Performance Awards which shall have been outstanding less than six (6) months on the effective date of the Change in Control shall not be deemed to have earned the goal, objective, target value, or the like; and

                  (d) Subject to Section 14.3 hereof, all such other actions and modifications to the Awards as determined by the Board or Committee to be appropriate before the Change in Control of the Corporation shall become effective.

9.       Relationship of the Plan to Benefit Plans

         The amount of Bonuses to any Participant under this Plan shall be eligible for inclusion in the Participant's earnings base for the purpose of determining the benefits to which the Participant is entitled under retirement, pension, excess benefit, thrift, savings, profit-sharing, insurance, long-term disability and other benefit plans, if any, of the Corporation or its Subsidiaries as determined by the Board or Committee. No other income of a Participant attributable to this Plan shall be included in the Participant's earnings for purposes of any benefit plan in which the Participant may be eligible to participate.

10.      Effect of the Plan On Right to Continued Employment and
         Interest in Particular Property

                  (a) None of the existence of this Plan, any Awards granted pursuant hereto or any Award Agreement shall create any right to continued employment of any Participant by the Corporation or its Subsidiaries. No Participant shall have, under any circumstances, any interest whatsoever, vested or contingent, in any particular property or asset of the Corporation or in any particular Share or Shares of the Corporation that may be held by the Corporation (other than Restricted Shares held by a custodian) by virtue of any Award. A Participant may be granted additional Awards under this Plan under such circumstances and at such times as the Board or Committee may determine; provided, however, that no participant shall be entitled to any Award in the absence of a specific grant by the Board or Committee of an Award, notwithstanding the prior grant of an Award to such Participant.

                  (b) This Plan shall not be deemed a substitute for, and shall not preclude the establishment or continuation of any other plan, practice or arrangement that may now or hereafter be provided for the payment of compensation, special awards or benefits to directors, officer, employees, consultant and agents of the Corporation and its Subsidiaries generally, or to any class or group of employees, including without limitation, any retirement, pension, excess benefit, thrift, savings, profit-sharing, insurance, long-term disability, health care plans or other employee benefit plans. Any such arrangements may be authorized by the Corporation and payment thereunder made independently of this Plan.

11.      Withholding Taxes and Deferrals

         11.1     Cash Withholding

         The Corporation and its participating subsidiaries shall have the right to deduct from any cash payment made under Awards under this Plan any federal, state, provincial or local income, or other taxes required by law to be withheld with respect to such payment or to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for the payment of such taxes.

         11.2     Share Withholding

         Any Share based Award may provide by the grant thereof that the recipient of such Award may elect, in accordance with any applicable laws, rules and regulations, to pay a portion or all of the amount of such minimum required withholding taxes in Shares. In such event, the Participant shall authorize the Corporation to withhold, or shall agree to deliver to the Corporation, Shares owned by such Participant or a portion of the Shares that otherwise would be distributed to such Participant, having a Fair Market Value equal to the amount of withholding tax liability.

         11.3     Deferrals

         The Board or Committee may require or permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise, the satisfaction of any requirements or goals or lapse or waiver of restrictions of an Award made under this Plan. If any such deferment election is required or permitted, the Board or Committee shall establish rules and procedures for such payment deferrals.

12.      Compliance With Applicable Legal Requirements

         No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which Shares may, at the time, be listed, and the provisions of any foreign securities laws or the rules of foreign securities exchanges, where applicable.

13.      Amendments

         13.1     Plan Amendments

         The Board may, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to Awards, suspend or discontinue this Plan or revise or amend it in any respect whatsoever, provided, however, unless the Committee or the Board, as appropriate, specifically otherwise provides, any revision or amendment that would cause this Plan to fail to comply with any requirement of applicable law, regulation or rule if such amendment were not approved by the stockholders of the Corporation shall not be effective unless and until the approval of the stockholders of the Corporation is obtained.

         13.2     Award Amendments

         Subject to the terms and conditions and within the limitations of this Plan, the Board or Committee may amend, cancel, modify, or extend outstanding Awards granted under this Plan.

         13.3     Rights of Participants

         No amendment, suspension or termination of this Plan nor any amendment, cancellation or modification of any outstanding Award or Award Agreement that would adversely affect the right of any Participant with respect to an Award previously granted under this Plan will be effective without the written consent of the affected Participant. Such written consent may be obtained simultaneously with the grant of any Award.

         13.4     Rule 16b-3

         This Plan is intended to comply with Rule 16b-3 with respect to Participants, if any, who are subject to Section 16 of the Exchange Act. Should the requirements of Rule 16b-3 change, the Board or the Committee, as appropriate, may amend the Plan to comply with the requirements of the amended Rule 16b-3 or its successor provision or provisions.

4.       Miscellaneous Provisions

         14.1     Awards in Various Countries

         The Board or Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of various countries in which the Corporation or its Subsidiaries may operate to assure the viability of the benefits of Awards made to Participants employed in such countries and to meet the objectives of this Plan.

         14.2     Transferability

         Awards may not be pledged or assigned and may otherwise be transferred only to the extent provided herein or in an Award Agreement not inconsistent herewith, provided, however, that an Option or Stock Appreciation Right or any other benefit or Award hereunder deemed to be a derivative security shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during a Participant's lifetime only by him or by his guardian or legal representative or pursuant to a "qualified domestic relations order" as defined by the Code, or such order under the laws of other jurisdictions as shall be similar in effect to a qualified domestic relations order.

         14.4     Cancellation of Awards

         Except as otherwise provided in this Plan or in applicable Award Agreements, the terms of which need not be uniform among Participants, if a Participant to whom an Award is granted ceases to be employed by the Corporation all of such Participant's unexercised Awards and Awards on which there are restrictions shall be immediately canceled.

         14.5     Arbitration; Governing Law

                  (a) The Shares are registered in the United States under the Exchange Act and are listed for trading on the United States stock exchange known as The NASDAQ Stock Market. Any and all disputes whatsoever between a Participant and the Corporation concerning the administration of this Plan, the interpretation and effect of an Award Agreement or of this Plan or the rights of a Participant under an Award Agreement shall be finally determined before one neutral arbitrator in the City of New York, New York U.S.A. under the rules of commercial arbitration of the American Arbitration Association then in effect and judgment upon any award by such arbitrator may be entered in any Court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

                  (b) This Plan, its administration and all Awards granted hereunder, the terms and provisions of any related Award Agreements and the rights of all Participants shall be governed and interpreted in accordance with the laws of New York, New York U.S.A.

                                 FUEL TECH, INC.
                               1993 INCENTIVE PLAN
                     DIRECTOR'S STOCK OPTION AWARD AGREEMENT

         STOCK OPTION AWARD AGREEMENT dated as of [DATE] between Fuel Tech, Inc., a Delaware corporation, ("the Company"), of 512 Kingsland Dr., Batavia, Illinois 60510-2299, and [NAME] , a non- employee director of the Company (the "Participant").

         WHEREAS, the Company desires to afford to the Participant an opportunity to purchase shares of the Company's Common Stock pursuant to the grant of a Director's Stock Option Award under Section 6.1 (i) of the Company's 1993 Incentive Plan (the "Plan") and the Participant desires to obtain such opportunity;

                  NOW THEREFORE, the parties agree, as follows:

         1. Option Grant. The Company grants to the Participant the right and stock option ("this Option"), to purchase [NUMBER] (NUMBER) shares of Common Stock of the Company, par value $.01 per share ("the Stock") at the exercise price per share of U.S.$----, subject, in all respects, to the terms and conditions of the Plan and to the following terms and conditions.

         2. Term. The term of this Option shall be a period ending on the tenth anniversary ("Expiration Date") of the date first set out above ("Grant Date").

         3. Vesting. This Option shall be immediately exercisable, in whole or in part, with respect to all of the shares subject hereto.

         4. Method of Exercise. This Option may be exercised only by one or more notices from time to time in writing of the Participant's intent to exercise this Award, or a portion thereof, delivered to the Secretary of the Company accompanied by the Participant's check in the amount of the exercise price.

         5. Taxes. At the time of exercise of this Option, the Participant shall deliver to the Company, if required by the Company, a check payable to the Company equal, in the sole opinion of the Company, to the applicable National, State or Provincial and local income or other taxes, if any, legally required to be withheld, stopped or paid by reason of such exercise.

         6. Securities Laws; Transferability. The Stock may only be purchased if there is with respect to the Stock a registration statement or qualification in effect under applicable U.S. or State securities laws or an exemption therefrom. This Option may not be transferred, assigned or pledged except in accordance with the Plan.

         IN WITNESS WHEREOF, the Company and the Participant have each executed this Agreement, all as of the day and year first above written. FUEL TECH, INC.

By:
(Vice) President                     [NAME}
                                     Participant

                                 FUEL TECH, INC.
                               1993 INCENTIVE PLAN
                   NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

         NON-QUALIFIED STOCK OPTION AWARD AGREEMENT dated as of [DATE] between Fuel Tech, Inc., a Delaware corporation ("the Company"), of 512 Kingsland Dr., Batavia, Illinois 60510-2299, and

[NAME],

a director, officer, employee of or consultant to the Company or an affiliate thereof ("the Participant").

         WHEREAS, the Company desires to afford to the Participant an opportunity to purchase shares of the Company's Common Stock pursuant to the grant of a non-qualified stock option award under the Company's 1993 Incentive Plan (the "Plan"); and

         WHEREAS, the Participant desires to obtain such opportunity;

                  NOW THEREFORE, the parties agree, as follows:

         1. Option Grant. The Company grants to the Participant as of the date first written above (the "Grant Date") the right and option ("this Option"), to purchase [NUMBER] (NUMBER) shares of Common Stock of the Company, par value $.01 per share ("the Stock") at the exercise price per share of U.S. $----, subject, in all respects, to the terms and conditions of the Plan and to the following terms and conditions.

         2. Vesting. This Option shall only be first exercisable ("vest"), in whole or in part, with respect to the shares optioned, as to 50%, 75% and 100% of such shares, after 5:00 p.m. on the day preceding the second, third and fourth anniversaries, respectively, of the Grant Date. Pursuant to and as defined in the Plan, however, this Option shall immediately vest upon a Change of Control of the Company.

         3. Term and Termination. (a) The term of this Option shall be a period commencing on the Grant Date and ending at 5:00 p.m. on the date preceding the tenth anniversary thereof ("Expiration Date"). Upon the termination of the Participant's status as a director, officer, employee of or consultant to the Company or an affiliate thereof on account of:

(i) reasons other than normal retirement, death, total disability and cause, such portion of this option that has not then vested shall terminate immediately but such portion of this option that has then vested shall continue and become non-exercisable immediately at 5:00 p.m. upon the date which is thirty (30) days after such termination of the Participant's status;

(ii) death, total disability, or normal retirement, such portion of this option that has not then vested shall terminate immediately but such portion of this Option that has then vested may be exercised by the Participant or, pursuant to and as defined in the Plan, the Participant's Beneficiary at any time during the period ending on the earlier of (x) the Expiration Date (provided that such option would have been able to have been exercised according to its terms absent such death, total disability or normal retirement) or (y) 5:00 p.m. on the day preceding the fifth anniversary of such death, total disability, normal retirement or involuntary termination; or

(iii) cause, in which case all options granted hereunder shall terminate and be immediately nonexercisable.

(b) Notwithstanding the foregoing, where termination shall not have been for cause, of which the Board shall be the sole judge, the Board may in its sole discretion permit options hereunder to be exercised by the Participant at any time during the period ending not later than the Expiration Date as the Board shall agree, provided such option would have been able to have been exercised according to its terms absent termination.

(c) "Normal Retirement" shall mean resignation of the Participant's status as a director, officer, employee of or consultant to the Company or an affiliate thereof on or after attaining age sixty-five (65) or such earlier age as to which the Board shall consent. "Cause" shall mean, in the sole judgement of the Board, conviction of the Participant under, or a plea of guilty by the participant to any State or Federal felony charge (or the equivalent thereof outside of the United States); any instance of fraud, embezzlement, self-dealing, insider trading or similar malfeasance with respect to the Company regardless of amount; substance or alcohol abuse; or other conduct for which dismissal has been identified in the Fuel Tech, Inc. Employee Handbook, or any successor manual, as a potential disciplinary measure.

         4. Method of Exercise. This Option may be exercised only by one or more notices from time to time in writing of the Participant's intent to exercise this Award, or a portion thereof, delivered to the Secretary or the Chief Financial Officer of the Company, or their delegates, accompanied by the Participant's check or a bank check in the amount of the exercise price, or by delivery to the Company by the Participant of shares of Stock previously owned equal in value to the exercise price as of the date of exercise, or by a request in the Participant's notice of exercise that the Participant desires a "Net Issue" exercise of the Option. "Net Issue" means delivery to the Participant in complete satisfaction of the exercise, that number of shares of Stock which shall be the number exercised less a number equal in value to the exercise price as of the date of exercise. Value for purposes of exercise by delivery of previously owned Stock or by a Net Issue exercise request shall be determined in the same manner as the determination of value under the Plan for the grant of option Awards.

         5. Taxes. At the time of exercise of this Option, the Participant shall deliver to the Company, if required by the Company, a check payable to the Company equal, in the sole opinion of the Company, to the applicable National, State or Provincial and local income or other taxes and other pay-roll related items legally required to be withheld, stopped or paid by reason of such exercise.

         6. Securities Laws; Transferability. The Stock may only be purchased if there is with respect to the Stock a registration statement or qualification in effect under applicable U.S. or State securities laws or an exemption therefrom. This Option may not be transferred, assigned or pledged except in accordance with the Plan.

         IN WITNESS WHEREOF, the Company and the Participant have each executed this Agreement, all as of the day and year first above written.


FUEL TECH, INC.


By:

(Vice) President                      [NAME}
                                    Participant

                                 FUEL-TECH N.V.
                               1993 INCENTIVE PLAN
                     INCENTIVE STOCK OPTION AWARD AGREEMENT

         INCENTIVE STOCK OPTION AWARD AGREEMENT dated as of [DATE] between Fuel Tech, Inc., a Delaware corporation (the "Company"), of 512 Kingsland Dr., Batavia, Illinois 60510-2299, and

[NAME] (the "Participant")

an employee of the Company, or a subsidiary thereof.

         WHEREAS, the Company desires to afford to the Participant an opportunity to purchase shares of the Company's Common Stock pursuant to the grant of an incentive stock option award under the Company's 1993 Incentive Plan (the "Plan"); and

         WHEREAS, the Participant desires to obtain such opportunity;

                  NOW THEREFORE, the parties agree, as follows:

         1. Option Grant. The Company grants to the Participant as of the date first written above (the "Grant Date") the right and option pursuant to Section 422 of the Internal Revenue Code ("this Option"), to purchase [NUMBER] (NUMBER) shares of Common Stock of the Company, par value $0.01 per share ("the Stock") at the exercise price per share of U.S. $-----, subject, in all respects, to the terms and conditions of the Plan and to the following terms and conditions.

         2. Vesting. This Option shall only be first exercisable, in whole or in part, with respect to the shares optioned, as to 50%, 75% and 100% of such shares, after 5:00 p.m. on the day preceding the second, third and fourth anniversaries, respectively, of the Grant Date. Pursuant to and as defined in the Plan, however, this Option shall immediately vest upon a Change of Control of the Company.

         3. Term and Termination. (a) The term of this Option shall be a period commencing on the Grant Date and ending at 5:00 p.m. on the date preceding the tenth anniversary thereof ("Expiration Date"). Upon the termination of the Participant's status as an employee of the Company on account of:

(i) reasons other than normal retirement, death, total disability and cause, such portion of this option that has not then vested shall terminate immediately but such portion of this option that has then vested shall continue and become non-exercisable immediately at 5:00 p.m. upon the date which is thirty (30) days after such termination of the Participant's status;

(ii) death, total disability or normal retirement, such portion of this option that has not then vested shall terminate immediately but such portion of this Option that has then vested may be exercised by the Participant or, pursuant to and as defined in the Plan, the Participant's Beneficiary at any time during the period ending on the earlier of (x) the Expiration Date (provided that such option would have been able to have been exercised according to its terms absent such death, total disability or normal retirement) or (y) 5:00 p.m. on the day preceding the fifth anniversary of such death, total disability or normal retirement; or

(iii) cause, in which case all options granted hereunder shall terminate and be immediately nonexercisable.

(b) Notwithstanding the foregoing, where termination shall not have been for cause, of which the Board shall be the sole judge, the Board may in its sole discretion permit options hereunder to be exercised by the Participant at any time during the period ending not later than the Expiration Date as the Board shall agree, provided such option would have been able to have been exercised according to its terms absent termination.

(c) "Normal Retirement" shall mean resignation of the Participant's status as an employee of the Company or a subsidiary thereof on or after attaining age sixty-five (65) or such earlier age as to which the Board shall consent. "Cause" shall mean, in the sole judgement of the Board, conviction of the Participant under, or a plea of guilty by the participant to any State or Federal felony charge (or the equivalent thereof outside of the United States); any instance of fraud, embezzlement, self-dealing, insider trading or similar malfeasance with respect to the Company regardless of amount; substance or alcohol abuse; or other conduct for which dismissal has been identified in the Fuel Tech, Inc. Employee Handbook, or any successor manual, as a potential disciplinary measure.

         4. Method of Exercise. This Option may be exercised only by one or more notices from time to time in writing of the Participant's intent to exercise this Award, or a portion thereof, delivered to the Secretary or the Chief Financial Officer of the Company, or their delegates, accompanied by the Participant's check or a bank check in the amount of the exercise price, or by delivery to the Company by the Participant of shares of Stock previously owned equal in value to the exercise price as of the date of exercise, or by a request in the Participant's notice of exercise that the Participant desires a "Net Issue" exercise of the Option. "Net Issue" means delivery to the Participant in complete satisfaction of the exercise, that number of shares of Stock which shall be the number exercised less a number equal in value to the exercise price as of the date of exercise. "Value" for purposes of exercise by delivery of previously owned shares or by a Net Issue exercise request shall be determined in the same manner as the determination of value under the Plan for the grant of option awards.

         5. Taxes. At the time of exercise of this Option, the Participant shall deliver to the Company, if required by the Company, a check payable to the Company equal, in the sole opinion of the Company, to the applicable national, state, provincial and local income or other taxes and other pay-roll related items legally required to be withheld by reason of such exercise.

         6. Securities Laws. The Stock may only be purchased if there is with respect to the Stock a registration statement or qualification in effect under applicable U.S. or State securities laws or an exemption therefrom.

         7. Transferability; Disqualifiying Dispositions. In order that this Option shall continue as an Incentive Stock Option, this Option may not be transferred otherwise than by will or the laws of descent and distribution and may not be exercised by any person other than the Participant during the Participant's lifetime. In order that shares acquired by exercise hereunder shall not be the subject of a disqualifying disposition and ineligible for the tax treatment afforded under Section 421 of the Internal Revenue Code, the Participant shall have been an employee of the Company at all times during the period beginning on the Date of Grant and ending not later than the day three months before exercise, and, (ii) the Participant shall hold such shares for a period which is at least two years from the Date of Grant and one year from the transfer of such shares to the Participant. Any transfer of such shares whatsoever by the Participant to any person, including a nominee, prior to the expiration of the foregoing two and one year periods may be treated by the Company as a disqualifying disposition. The Participant shall report all transfers of the shares, until the first anniversary of their exercise, to the Company.

         IN WITNESS WHEREOF, the Company and the Participant have each executed this Agreement, all as of the day and year first above written.

FUEL TECH, INC.


By:
(Vice) President                        [NAME}
                                      Participant